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[FISERV LOGO]


                                Addendum No. 20
                                      to
                         Comprehensive Banking System
                         License and Service Agreement

Addendum No. 20 dated as of April 1, 2001 ("Addendum") between Fiserv Solutions, Inc., a Wisconsin corporation with offices located at 2601 Technology Drive, Orlando, Florida 32804 ("Company"), and Bryn Mawr Bank Corporation located at 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010 ("Client") to the Comprehensive Banking System License and Service Agreement No. 3810145 with an Effective Date of December 30, 1994 between Fiserv CIR, Inc. and Client ("Agreement"). Company is successor in interest to Fiserv CIR, Inc.

Purpose

Client and Company wish to amend the Agreement in order to revise certain terms and conditions related to maintenance and professional services provided by Company to Client. Except as expressly modified herein, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and this Addendum, the provisions of this Addendum shall control. Capitalized terms used herein shall have the same meanings assigned them in the Agreement.

Maintenance Services

        1. Section 4.11 of the Agreement is hereby deleted in its entirety and replaced with the following:

        4.11 The annual Maintenance Fee specified in Schedule 1 of this Agreement shall be effective as of April 1, 2001 (the "Maintenance Effective Date") and shall continue for a period of three (3) years. The Maintenance Fee may be increased on each anniversary of the Maintenance Effective Date, provided that such increase shall not exceed the greater of (i) five percent (5%) per year or (ii) the change in the U.S. Department of Labor, Consumer Price Index for Urban Wage Earners and Clerical Workers, All Cities (1982 = 100%) for the twelve-month period preceding the annual anniversary of the Maintenance Effect Date.

        2. Section 6.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

        6.2 Maintenance Services may be renewed after the initial three (3) year term for successive terms as mutually agreed to by the parties.

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        3. Section A of the "Maintenance Services Section" in Schedule 1 to the
Agreement is hereby deleted in its entirety and replaced with the new Section A set forth on the attached Exhibit A.

Professional Services

        1. The following new Section 3.10 is added to the Agreement:

        3.10 The integration services described in the attached Exhibit B ("Integration Services") shall be provided by Company to Client for the fees set forth therein. The initial term of Integration Services shall be one (1) year from the Maintenance Effective Date, and may be renewed thereafter for a term of one (1) year if mutually agreed between Company and Client. Any changes to the provisions of Exhibit B will be disclosed by Company 90 days prior to the renewal date. During the initial term, the daily rate(s) set forth in Exhibit B will be valid for twelve months following the Maintenance Effect Date.

Non-Disclosure

        1. Section 16.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

        16.2 Company agrees that it shall not sell, transfer, publish, disclose, display or otherwise make available to others any Client Confidential Information without Client's prior written consent. Company shall use Client Confidential Information only in connection with performance of its obligations under this Agreement, and shall permit access to such Client Confidential Information only by those of its employees who have a need to know such information in order for the Company to perform its obligations under this Agreement. Company specifically agrees that it will not use any non-public personal information about Client's customers in any manner prohibited by Title V of the Gramm-Leach-Bliley Act and its implementing regulations, and that it has implemented and will maintain appropriate measures designed to meet the objectives of the guidelines establishing standards for safeguarding customer information as adopted by Client's federal regulatory agency, including without limitation Federal Reserve Board Regulations H and P. Fiserv further agrees that it shall permit Client to review audits, summaries of test results, or other equivalent evaluations performed by Fiserv in connection with Fiserv's implementation and maintenance of information security measures. Company shall protect any Client Confidential Information from disclosure with the same degree of care afforded by Company to its own confidential information. Client Confidential Information shall be returned to Client by Company or destroyed upon Client's request after the services contemplated by this Agreement have been completed. All Company obligations and undertakings relating to Client Confidential

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            Information shall survive the termination of this Agreement for whatever reason.


===============================================================================

IN WITNESS WHEREOF, this Addendum No. 20 has been executed as of the date first set forth above by the following authorized representatives:


For and on behalf of Client             By:    William R. Mixon
                                               ----------------------------
                                        Name:  William R. Mixon
                                               ----------------------------
                                        Title: Senior Vice President & CTO
                                               ----------------------------
                                        Date:  August 15, 2001
                                               ----------------------------

For and on behalf of Company            By:
                                               ----------------------------
                                        Name:  Steve Barbee
                                               ----------------------------
                                        Title: VP--Business Development
                                               ----------------------------
                                        Date:
                                               ----------------------------

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[FISERV LOGO]


                                   Exhibit A
                             Maintenance Services

A. Maintenance Services

Supported Modules                               Annual Maintenance Fee
-----------------                               ----------------------
I  Software System Subsystems

   Common File Subsystem                                $53,875
   Customer Information File Subsystem
   Transaction Subsystem
   Time Subsystem
   Universal Loan Subsystem
   Financial Transaction Management Subsystem
   General Ledger Subsystem
   ACH Origination
   Safe Deposit Box
   Account Reconciliation
   Charge Back Processing
   Loan Packaging
   Platform Loan Interface
   Reserve Reallocation
   FHLMC Reporting
   FNMA Reporting
   CBS Call Reporter Interface
   MCIF Interface
   IPS/Sendero A/L Interface
   CBS Branch Delivery (33 Sales $10,890,
     41 Teller $11,275)                                  22,165
   CBS Cash Management (Windows based)                    9,000
     (Annual Support fees 43 customers -
       The CBS Windows based Cash Management
       Product will be supported through
       December 31, 2001. Maintenance can be
       canceled prior to 12/31/01 with written
       notice)
   CBS Collection System & Interface (BCAS)               4,800
   Electronic Delivery Management System                 21,500
     Card Management/Transaction Authorization
     Switch Interface to MAC
     Switch Interface to Fiserv EFT
   Voice Response (Voice Response Subsystem
    (OS/2 platform) (will be supported
    Through June 30, 2002)                                4,500

   Total Base Modules Maintenance Fee
    (Invoiced Annually)                                $115,840

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II. Modifications Maintenance

   Mod. No.             Description
   --------             -----------
   A0230                Safe Deposit Box Numbers                      $    400
   A0234                Construction Commitment Processing               1,000
   A0235                Rate Change Process                              1,000
   A0237                Payment Factor                                   4,500
   A0302                Backdated Rate Change                              400
   A0395                Print Ending Balance                               300
   A0409                Alternate Dealer Reserve Servicing               4,000
   A0424                Analysis Summary Block                             675
   A0425                Work with Mult. Bysync                             450
   A0441                Reformat of statement amount fields              4,000
   A0457                Change Hard Code Description of TBA/ODP Fee        150
   A0479/A0497          BCAS Dealer Number                                 400
   A0653                Interface to Unifi                               3,000

   Total Modifications Maintenance Fee (Invoiced Annually)            $ 20,275

TOTAL ANNUAL MAINTENANCE FEE                                          $136,115
==============================================================================

Additional Modification Maintenance Provisions:

1. Note: For Release 2.1, scheduled for distribution in 2002, Company will provide the following services as part of the Integration Services activities at the current Integration Services Rate

   . Field expansion effect on modifications
     This will include determining what fields in a modification may be impacted by the base field expansion. For those interfaces determined to be affected, Client will be notified so that the vendor affected can be contacted and final determination of impact be made. Should any moficiations require rework or enhancement due to the field expansion, this will be done under a separate billable project.

   . Conversion of modified code to RPGIV
     This will include conversion of modification to base CBS programs to RPGIV. Non-CBS programs can also optionally be done or will be moved to a separate source file.

2. Basic Maintenance: Maintenance coverage for the project shall be available on standard business days from 8:30 a.m. to 5:30 p.m. Eastern Time.

3. Special Maintenance: Integration Services are excluded from this project unless otherwise specified.

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[FISERV LOGO]

                                   Exhibit B

                             Integration Services

Overview:

Company will assign the Client an Integration Coordinator, who will act as a project manager for all of Client's integration needs. This coordinator will be responsible for handling the Client's communications and correspondence regarding CBS release retrofitting, including scheduling, coordination, consultation, and Additional Services (as defined below) as requested. The services provided and described below are inclusive of all CBS major and point releases. Bulletins, emergency code fixes, beta, contracted customer modifications, and pre-release code integration are not provided, unless otherwise specified in this Exhibit or specifically requested by Client as an Additional Service.

Client may submit any or all of their modifications for integration. Company reserves the right to review and deem 3rd Party modifications ineligible for integration. Integration is performed on a library-by-library basis and therefore, Company may request that Client segregate ineligible modifications outside of the libraries to be integrated. If for any reason a modification becomes ineligible for integration due to the nature of the CBS software enhancements, Client will be notified of this occurrence. Client will be responsible for securing the resources and any costs associated with the re-coding of the modification, unless the modification is under a CBS maintenance contract. Once re-coded, Client may have that software delivered to Company for incorporation in the Integration Release as part of the Integration Activities.

Scheduling and Preparation:

Upon determination of the estimated release dates by Company for major CBS releases, Company will prepare an estimated schedule for Client and communicate that information along with a checklist of items that Client must perform and prepare for the integration activities. Client will be responsible for ensuring that the information provided is supplied in a format usable by Company. All changes to source code members or objects, by any party, must be tracked and incorporated into integrated source code member or object by Client, from the date of data preparation until the production installation for all integration releases.

Client will be responsible for validating that the estimated dates for the project meet their requirements and communicate any conflicts to Company. An adjusted mutually agreed upon date will be determined based upon Client's requirements and Company's resource availability.

If for any reason, Company determines that it will be unable to meet the estimated dates for any release integration, Client will be notified and a mutually agreed upon date will be determined.

All Client Confidential Information received from Client will be for the explicit use of the integration activities unless other usage is granted by Client either verbally or in writing.



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Integration Activities:

The following activities will occur during the Integration of the Client's Modifications for a CBS Release:

..  Match the Client's modified CBS members with the distributed CBS Release and merge the modified CBS software into the modified member
.. Identify and compile client specific objects that use CBS files and copybooks .. Identify and notify Client of CBS members and objects in the modification libraries that are no longer used by CBS
..  Review the program usage in the modification libraries to identify and notify
   Client of any obsolete members
..  Perform a parallel nightly processing run for all major releases
..  Balance the monetary reports produced in the parallel run and resolve any differences that are not due to the release content
.. Provide Integration Release instructions including pre- and post-installation considerations and summary of release installation steps

Client is responsible for the installation of their Integration Release as well as the CBS Release, unless otherwise specified in this Exhibit or specifically requested by Client as an Additional Service. Integration testing activities are limited to the verification of monetary activity based on the test data supplied by the Client. Therefore, acceptance testing by Client is strongly suggested prior to production installation to ensure that prior release functionality still exists.

Support:

Company will provide support of the Integration Release for a period of 30 days at no additional fee. After that time, the hourly Integration Coordinator fee will be applicable. Support of the test and production installation of each release will also be provided.

Additional Services:

Services not included with the above Integration Services are "Additional Services". Additional Services are available upon request. If the need arises to utilize these services, Client should contact Company to discuss these requirements and fee schedules. Typical Additional Services include, but are not limited to:

  .  Release installation                .  Extended functional testing
  .  Environment creation                .  Software consolidation/distribution
  .  Library consolidation               .  Change Management consultation
  .  Modification review/itemization     .  Installation of "fixes" or CBS
                                            Bulletins


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Fees:

The fee structure for Integration Services is based on a flat monthly retainer plus a per diem for actual Integration Activities performed (as defined above) according to the rate set forth in the table below.

This fee schedule will be activated starting on the Maintenance Effective Date.

     Monthly Retainer:
     -----------------
     Integration Services               $1,200.00
     CMS/Alert Installation                150.00
                                        ---------
           Total Monthly Retainer       $1,350.00

--------------------------------------------------------------------------------
Personnel     Estimated     Daily      Minimum     Estimated Availability Dates
  Grade       Quantity      Rate*    No. of Days       From             To
--------------------------------------------------------------------------------
  IC          15 days*     $800.00       5.00          TBD              TBD
             (annual)
--------------------------------------------------------------------------------

Key to Personnel Grades:
IC = Integration Services Coordinator

*Workday = 8 hours


Payment Timetable:

Fees for Integration Services are due in lawful U.S. currency according to the following timetable:

   ------------------------------------------------------------
      Date                 Event                Amount Payable
   ------------------------------------------------------------
   Upon Billing        Monthly Retainer           $1,350.00
   Upon Billing      Integration Activities         TBD
   ------------------------------------------------------------



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